UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 7, 2014
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LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
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California	1-36282	33-0361285

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4660 La Jolla Village Drive, Suite 1070, San Diego, California 92122
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (858) 207-4264
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2014, Robert H. Rosen was appointed a director of La Jolla Pharmaceutical Company (the "Company"). Mr. Rosen is currently President and a director of Heron Therapeutics, Inc. He joined Heron in October 2012 as Senior Vice President and Chief Commercial Officer. Prior to Heron, Mr. Rosen was Managing Partner of Scotia Nordic LLC, a life sciences advisory firm. From April 2011 to March 2012, Mr. Rosen served as Senior Vice President of Global Commercial Operations at Dendreon Corporation. Prior to Dendreon, he served as global head of oncology at Bayer HealthCare from 2005 to 2011. From 2002 to 2005, Mr. Rosen was vice president of the oncology business unit at Sanofi-Synthèlabo. Mr. Rosen received a Bachelor of Science degree in Pharmacy from Northeastern University.

Mr. Rosen was not appointed pursuant to any arrangement or understanding with any other person. At the time of the filing of this Current Report on Form 8-K, Mr. Rosen had not been appointed to serve on any committees of the board and no such determination of future service has yet been made. In connection with his appointment as a director, Mr. Rosen will be awarded an option under the Company’s 2013 Equity Incentive Plan to purchase a total of 18,000 shares of Common Stock.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date:	July 8, 2014	By:	/s/ George F. Tidmarsh
		Name:	George F. Tidmarsh, M.D., Ph.D.
		Title:	President and Chief Executive Officer